UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 18, 2007
(Date of earliest event reported)

First Consulting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23651 (Commission File Number)	95-3539020 (IRS Employer Identification No.)

111 W. Ocean Boulevard, 4th Floor, Long Beach, California (Address of Principal Executive Offices)	90802 (Zip Code)
(562) 624-5200
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
     On December 18, 2007, the Compensation Committee of the Board of Directors of First Consulting Group, Inc. (the “Company”) approved the payment of awards under the Company’s 2007 Management Bonus Program to be made on December 31, 2007 to eligible participants. All approved bonuses relating to the first three quarters of 2007 have been fully accrued in the Company’s financial statements for those periods. The amount of the bonuses was determined using actual financial performance for the first eleven months of the year and forecasted financial performance for December 2007 in a manner materially consistent with the description of the 2007 Management Bonus Program in the Company’s Compensation Discussion and Analysis contained in its annual proxy filed with the Securities and Exchange Commission on April 30, 2007. Specific amounts to be paid to our named executive officers are as follows:

		2007 Cash
		Bonus
Named Executive Officer	Title	Award
Larry R. Ferguson	Chief Executive Officer	$238,872
Thomas A. Watford	Chief Operating Officer and Chief Financial Officer	$139,231
Michael A. Zuercher	Senior Vice President, Corporate — General Counsel and Secretary	$73,472
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONSULTING GROUP, INC.
Date: December 26, 2007	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
Senior Vice President, Corporate Affairs And General Counsel